Exhibit 10.8

MYLAN N.V.
2003 LONG-TERM INCENTIVE PLAN
NOTICE OF AWARD OF RESTRICTED STOCK UNITS
Notice is hereby given that, by action of the Compensation Committee of the Board of Directors of Mylan N.V. (the “Company”), [______] (the “Participant”) has been granted, effective as of the [_____] day of [_____], [_____] an award of restricted stock units (the “Award”) payable in ordinary shares (the “Shares”) of the Company pursuant to the Company’s 2003 Long-Term Incentive Plan, as amended (the “Plan”). The Award is subject to the terms and conditions set forth below and in the Plan, which is a part of this Notice of Restricted Share Award (this “Notice”). To the extent that there is a conflict between the terms of the Plan and this Notice, the terms of the Plan shall govern, except as specifically set forth herein. Any term not defined herein shall have the meaning assigned to such term in the Plan.
1.Number of Restricted Stock Units: [_____], where 1 RSU is equal to the right to receive [_____] Share[s].
2.    Vesting: The Award granted hereunder will become vested in accordance with the following schedule (in each case at 12:01 a.m. (ET) on the relevant vesting date) provided the Participant is continuously employed by the Company on the relevant vesting dates and subject to accelerated vesting as set forth in Sections 4 and 5 of this Notice:

Vesting Date	Shares Vested
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]

3.    Issuance of Shares: Within two (2) business days following the vesting of the Award or portion of such Award, the Company shall issue to the Participant Shares in respect of such vested Award in accordance with the Plan (if applicable, net of any Shares withheld by the Company to satisfy tax obligations as permitted by Section 11.05 of the Plan).
4.    Forfeiture: In the event of the termination of Participant’s employment by the Company for Cause, any unvested portion of the Award shall automatically be forfeited to the Company and this Notice shall be of no further force and effect. In the event of the termination of the Participant’s employment (i) by reason of the Participant’s death or

Permanent Disability, (ii) by the Company without Cause (including for this purpose the Company’s non-renewal of the Participant’s Employment Agreement pursuant to Section 8(e) thereof) or (iii) by the Participant with Good Reason, the Award shall vest in full as of the date of such termination, and the Company shall deliver to the Participant a certificate representing the Shares payable upon such vesting (if applicable, net of any Shares withheld by the Company to satisfy tax obligations as permitted by Section 11.05 of the Plan). For purposes of this Notice, “Cause” and “Good Reason” shall have the meanings assigned to such terms in the Participant’s Employment Agreement (the “Employment Agreement”).
5.    Change in Control: Notwithstanding anything to the contrary in the Plan or in this Notice, in the event of a Change in Control (as defined in the Plan), any unvested Awards granted pursuant to this Agreement shall vest as follows:
a)    With respect to each unvested Award that is assumed or substituted in connection with a Change in Control, in the event of a termination of the Participant’s employment or service during the 24-month period following such Change in Control (i) without Cause or (ii) by the Participant for Good Reason, such Award shall become fully vested and exercisable as of such termination of employment.
b)    For purposes of this Section 5, an Award shall be considered assumed or substituted for if, following the Change in Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control (including vesting conditions) except as set forth in this Section 5 and except that the Award instead confers the right to receive publicly traded equity securities of the acquiring entity or the ultimate parent company which results from the Change in Control.
c)    With respect to each unvested Award that is not assumed or substituted in connection with a Change in Control, immediately upon the occurrence of the Change in Control, such Award shall become fully vested and exercisable.
d)    Notwithstanding any other provision of the Plan, in the event of a Change in Control, the Compensation Committee of the Mylan N.V. Board of Directors (the “Committee”) may, in its discretion, except as would otherwise result in adverse tax consequences under Section 409A of the United States Internal Revenue Code (the “Code”), provide that each Award shall, immediately upon the occurrence of a Change in Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (i) the excess of the consideration paid per Share in the Change in Control over the purchase price (if any) per Share subject to the Award multiplied by (ii) the number of Shares then outstanding under the Award.
e)    Notwithstanding the foregoing, for each Award that constitutes deferred compensation under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.

6.    Employee Data Privacy: The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this document by and among, as applicable, the Company, its Affiliates and its Subsidiaries (“the Company Group”) for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant also:
a) understands that the Company Group holds certain personal information about him or her, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares, Awards or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”);
b) understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country;
c) that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative;
d) authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares acquired;
e) understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan;
f) understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative; and
g) understands that refusing or withdrawing consent may affect his or her ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant may contact his or her local human resources representative.
7.    Limitation Of Liability: The Participant agrees that any liability of the officers, the Committee, and the Board of Directors of the Corporation to the Participant under this Notice shall be limited to those actions or failure to take actions which constitute self-dealing, willful misconduct or recklessness.

8.    Dutch Payment Obligation: Upon the issuance of Shares, the Participant shall be obligated under Dutch law to pay to the Company the nominal value of EUR 0.01 per Share (the “Dutch Payment Obligation”). The Company hereby grants the Participant the right to receive an equivalent payment from the Company and shall set-off the Dutch Payment Obligation against the right to such payment (resulting in a net payment of zero (0)). The Participant’s right to a payment from the Company cannot be used for any purpose other than as described above and cannot be assigned, transferred, pledged or sold.
9.    Governing Law: The terms and conditions of this Notice shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.
This Notice is executed by authority of the Committee, effective as of the date first set forth above.

[NAME] Chairman, Compensation Committee of the Mylan N.V. Board of Directors

The undersigned Participant hereby acknowledges receipt of this Notice and agrees to and accepts the terms and conditions set forth herein.

Participant:
[NAME]

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